                                                                 EXHIBIT 3.1

                   SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                           FEDERAL-MOGUL CORPORATION
                           -------------------------


Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

     1.  The present name of the corporation is:
                FEDERAL-MOGUL CORPORATION

     2.  The corporation identification number (CID) assigned by the Bureau is;
                142-176

     3.  All former names of the Corporation are:
                FEDERAL-MOGUL-BOWER BEARINGS, INC.

     4.  The date of filing the original articles of incorporation was:
                May 1, 1924

     The following Second Restated Articles of Incorporation supercede the Restated Articles of Incorporation as amended and shall be the Articles of Incorporation of the corporation:


                                   ARTICLE I

     The name of the Corporation is FEDERAL-MOGUL CORPORATION.

                                   ARTICLE II

     The purpose or purposes for which the Corporation is organized are:

     The Corporation may engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                  ARTICLE III

     A.1. The total number of shares of stock which the Corporation shall have the authority to issue is as follows: 260,000,000 shares of Common Stock, no par value, (Common Stock); and 5,000,000 shares of Preferred Stock (Preferred Stock).

     2. The designations, voting powers, preferences and relative, participating optional or other special rights, and qualifications, limitations or restrictions of the shares of stock shall be as follows;

                               GENERAL PROVISIONS

     B.1. Subject to the power of the Board of Directors to provide to the contrary with respect to any one or more series of Preferred Stock at any time authorized, no holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities, whether or not convertible into other securities, but any such stock or other securities may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property, or services. Any and all shares of stock so issued for which the consideration so provided for has been paid or delivered shall be deemed fully paid and not liable to any further call or assessment.

     2. Shares of any class or series of capital stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner may, upon compliance with any applicable provisions of the Michigan Business Corporation Act, be retained as treasury shares, or be given the status of authorized and unissued shares of the same class.


                                  COMMON STOCK

     C.1. Except as otherwise required by law or by these Articles of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him or her on all matters to be voted upon by the holders of Common Stock, whether or not any one or more series of Preferred Stock shall be entitled to no voting rights or to more or less than one vote for each share.

     2. Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     3. In the event of any liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation or the proceeds thereof.


                                PREFERRED STOCK

     D.1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and for such consideration or considerations as the Board of Directors may determine, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, all except as otherwise required by law or by these Articles of Incorporation, and including (but without limiting the generality of the foregoing) the following:

     (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

     (b) The dividend rate or rates on the shares of such series and the relation which such dividend shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

     (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

     (d) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or windingup of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates.

     (e) Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

     (f) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock or other securities of the Corporation, or the securities of any other corporation or entity, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

     (g) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger or consolidation or other transaction of the Corporation, or upon any other matter, including but without limitation the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events.

     (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any other series

     (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

     2. All shares of Preferred Stock of any one series shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon, if cumulative, shall be cumulative.

                   Series C ESOP Convertible Preferred Stock


     Section 1.  Designation and Amount; Special Purpose Restricted Transfer
Issue.


     (A) The shares of this series of Preferred Stock shall be designated as Series C ESOP Convertible Preferred Stock ("Series C Preferred Stock") and the number of shares constituting such series shall be 1,000,000.

     (B) Shares of Series C Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation. In the event of any transfer of shares of Series C Preferred Stock to any person other than any such plan trustee, the shares of Series C Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series C Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the shares of Series C Preferred Stock hereunder but, rather, on the powers and rights pertaining to the Common Stock into which such shares of Series C Preferred Stock shall be so converted. In the event of such a conversion, the transferee of the shares of Series C Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series C Preferred Stock have been automatically converted as of the date of such transfer. Certificates representing shares of Series C Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series C Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6,7 and 8 hereof.

     Section 2.  Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series C Preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $4.78125 per share per annum, and no more, payable semi-annually in arrears, one-half on the last day of December and one-half on the last day of June of each year (each a "Dividend Payment Date") commencing on June 30, 1989, to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any other day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issuance of such shares of Series C Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends accrued after the date of issuance on the shares of Series C Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months. In lieu of the initial semi-annual dividend, such a proportional dividend shall accrue for the period from the date of issuance until June 30, 1989. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     (B) So long as any Series C Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series C Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series C Preferred Stock, dividends for all dividend payment periods of the Series C Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series C Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock until full cumulative dividends on the Series C Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to
(i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock.

     Section 3. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

     (A) The holders of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class.
Each share of the Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood, that whenever the "Conversion Ratio" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series C Preferred Stock shall also be similarly adjusted.

     (B) Except as otherwise required by law or set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series C Preferred Stock, voting separately as a series, shall be necessary to adopt any alternation, amendment or repeal of any provision of the Restated Articles of Incorporation of the Corporation, as amended, or this Resolution (including any such alteration, amendment or repeal affected by any merger or consolidation in which the

Corporation is the surviving or resulting corporation), if such amendment, alternation or repeal would alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock so as to affect them adversely.

     Section 4.  Liquidation, Dissolution or Winding-up.

     (A) Upon voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of holders of any stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $63.75 per share (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more.
If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, transfer or other exchange of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series C Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less then twenty (20) days prior to any payment date stated therein, to the holders of Series C Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock.

     Section 5.  Conversion into Common Stock.

     (A) A holder of shares of Series C Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6,7 or 8 hereof, to cause any or all such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of one share of Common Stock for each one share of Series C Preferred Stock, and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometime referred to as the "Conversion Ratio"); provided, however, that in no event shall the Conversion Ratio be greater than the Liquidation Preference divided by the par value of one share of Common Stock.

     (B) Any holder of shares of Series C Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series C Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series C Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of Series C Preferred Stock accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series C Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series C Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series C Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series C Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series C Preferred Stock which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series C Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series C Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided herein. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series C Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series C Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series C Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred Stock then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series C Preferred Stock into Common Stock pursuant to the terms thereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series C Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock then outstanding and convertible into shares of Common Stock.

     Section 6.  Redemption at the Option of the Company.

     (A) The Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after January 1, 1992, or at any time after the date of issuance, if permitted by paragraph (C) or (D) of this
Section 6, at the following percentages of the Liquidation Preference:



     During the Twelve-Month                   Price Per
     Period Beginning January 1,                 Share
     --------------------------                  -----

               1989                            107.50%
               1990                            106.75
               1991                            106.00
               1992                            105.25
               1993                            104.50
               1994                            103.75

               1995                            103.00
               1996                            102.25
               1997                            101.50
               1998                            100.75

and thereafter at the Liquidation Preference, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less then all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall elect the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

     (B) Unless otherwise required by law, notice of redemption pursuant to paragraphs (A), (C), or (D) of this Section 6 will be sent to the holders of Series C Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock by first-class mail, postage prepaid, mailed not less then twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series C Preferred Stock to be redeemed and, if fewer than all shares held by such holder are to be redeemed, the number of such shares to be redeemed for such holder, (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Ratio in effect at the time. Upon surrender of the certificate for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth pursuant to this Section 6.

     (C) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Corporation from claiming any of the tax deductions for dividends paid on the Series C Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series C Preferred Stock are initially issued, the Corporation may in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.

     (D) Notwithstanding anything to the contrary in paragraph (A) of this
Section 6, the Corporation may elect to redeem any or all of the shares of Series C Preferred Stock at any time on or prior to January 1, 1992 on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if (i) the last reported sales price, regular way, of a Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in over-the-counter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption equals or exceeds one hundred fifty percent (150%) of an amount equal to (x) the Liquidation Preference divided by (y) the Conversion Ratio (giving effect in making such calculation to any adjustments required by Section 9 hereof); or
(ii) the Corporation terminates an employee stock ownership plan pursuant to which shares of Series C Preferred Stock are then held by a trustee (in which case only the shares held pursuant to such plan may be so redeemed);

     (E) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series C Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (F) of Section 9 hereof; provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption).

     Section 7.  Other Redemption Rights.

     Subject to the restrictions of the Michigan Business Corporation Act, shares of Series C Preferred Stock shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (E) of Section 6, at a redemption price equal to the Liquidation Preference plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, (i) when and to the extent necessary for such holder to provide for distributions required to be made under the Federal-Mogul Corporation Salaried Employees' Investment Program, as amended through and restated as of January 1, 1989, as the same may be amended, or any successor plan (the "Plan") to participants in the Plan, or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Section 401(a) and 4975 (e)(7) of the Internal Revenue Code of 1986, as amended.

     Section 8.  Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series C Preferred Stock within the meaning of Section 409(e) of the Internal Revenue Code of 1986, as amended, and
Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series C Preferred Stock of such holder shall in connection therewith be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preference and relative, participating, operational or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series C Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any right or election to receive any kind or amount of qualifying employer securities receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series C Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series C Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar transaction however, named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series C Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted at such time so that each share of Series C Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph
(B) of this Section 8, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series C Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series C Preferred Stock, as cash payment equal to the amount payable in respect of shares of Series C Preferred Stock upon liquidation of the Corporation pursuant to Section 4 hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     Section 9.  Anti-Dilution Adjustments.

     (A) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series C Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply), or otherwise, the Conversion Ratio in effect immediately prior to such action shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately before such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event the Corporation shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance sale or exchange, then, subject to the provisions of paragraph (D) and (E) of this Section 9, the Conversion Ratio in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance of sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation, and the denominator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange or shares of Common Stock. In the event the Corporation shall, at any time or from time to time while any shares of Series C Preferred Stock are outstanding issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as herein defined), then, subject to the provisions of paragraphs (D) and (E) of this
Section 9, the Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time), and the denominator of which shall be the sum of
(i) the Fair Market Value
of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants.

     (C) In the event the Corporation shall, at any time or from time to time while any of the shares of Series C Preferred Stock are outstanding, make an Extraordinary Distribution (as herein defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as herein defined) of Common Stock, the Conversion Ratio in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (D) and (E) of this Section 9, be adjusted by multiplying such Conversion Ratio by a fraction, the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (ii) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the Effective Date (as herein defined) of a Pro Rata Repurchase, as the case may be, and the denominator of which shall be
(i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the Effective Date of a Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Conversion Ratio unless the amount of all cash dividends and distribution made during the period of twelve (12) months, preceding the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases including such Pro Rata Repurchase (for this purpose, including only that portion of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Effective Date of each such Pro Rata Repurchase) the Effective Dates of which fall within such twelve-month period, exceeds eleven and one-half percent (11-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Effective Date of such Pro Rata Repurchase. The Corporation shall send each holder of Series C Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, and the Conversion Ratio in effect at such time.

     (D) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Ratio unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Ratio. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Ratio.

     (E) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Ratio pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall in its sole discretion consider whether such action is of such a nature that an adjustment to the Conversion Ratio should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Ratio should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Ratio should be made pursuant to the foregoing provisions of this paragraph 9(E), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Ratio, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution of shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of Common Stock.

     (F) For purposes of this Resolution, the following definitions shall apply:

     "Business Day" shall mean that each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in Detroit, Michigan are not required to be open.

     "Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series C Preferred Stock are outstanding) or (i) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividend and distributions made during the preceding period of twelve (12) months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair market Value of the Common Stock repurchased as determined on the Effective Date of such Pro Rata Repurchase), the Effective Dates of which fall within such twelve-month period, exceeds eleven and one-half percent (11-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and/or (ii) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidence of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (C) of this Section 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously indicated in the calculation of an adjustment pursuant to paragraph (C) of this Section 9.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer of which are publicly traded, the average of the Current Market Prices (as herein defined) of such shares or securities for each day of the Adjustment Period (as herein defined).

     "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reporting closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the- counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof, in each case, on each trading day during the Adjustment Period, "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock, provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series C Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(F), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10-b-18 as in effect under the Exchange Act, on the date shares of Series C Preferred Stock are initially issued by the Corporation or on such others terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or the date of the purchase with respect to any Pro Rata Repurchase which is not a tender offer.

     (G) Whenever an adjustment to the Conversion Ratio and the related voting rights of the Series C Preferred Stock is required pursuant to this Resolution, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series C Preferred Stock, if there be one, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Ratio determined as provided herein, and the voting rights (as appropriately adjusted), of the Series C Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Ratio and the related voting rights of the Series C Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series C Preferred Stock.

     Section 10.  Ranking; Attributable Capital and Adequacy of Surplus:
Retirement of Shares.


     (A) The Series C Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock of the Corporation, the Series C Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

     (B) In addition to any vote of stockholders required by law, the vote of the holders of the majority of the outstanding shares of Series C Preferred Stock shall be required to increase the capital of the Corporation allocable to the Common Stock for the purposes of the Michigan Business Corporation Act, if as a result thereof, the surplus of the Corporation for purposes of the Michigan Business Corporation Act would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series C Preferred Stock during the following three (3) years.

     (C) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be cancelled as shares of Series C Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of the new series of such Preferred Stock as permitted by law.

     Section 11.  Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Corporation, to its office at 26555 Northwestern Highway, Southfield, Michigan, 48034 (Attention: Secretary) or to the transfer agent for the Series C Preferred Stock, or other agent, of the Corporation designated as permitted by this Resolution or (ii) if to any holder of the Series C Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of the transfer agent for the Series C Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Resolution means the Corporation's Common Stock as the same exists at the date of filing of a Certificate of Designations relating to Series C Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9, the holder of any share of the Series C Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Ratio in respect of such other shares or securities so receivable upon conversion of shares of Series C Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 hereof with respect to Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or shares of Common Stock or other securities issued on account of Series C Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make such issuance, delivery or payment unless and until the person otherwise entitled so such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series C Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series C Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series C Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder on the records of the Corporation.

     (E) Unless otherwise provided in the Restated Articles of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series C Preferred Stock and any other stock ranking on a parity with the Series C Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series C Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payment, as the case may be, then payable per share on the shares of the Series C Preferred Stock and such other stock bear to each other.

     (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.

                                   ARTICLE IV

     1. The address of the current registered office is: 26555 Northwestern Highway, Southfield, Michigan, 48034.

     2.  The name of the current resident agent is:  James J. Zamoyski

                                   ARTICLE V

     The duration of the Corporation is perpetual.

                                   ARTICLE VI

     A.1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in paragraph B:

     (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of an Interested Shareholder, or

     (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more, other than such a disposition in the ordinary course of the Corporation's business on an arms-length basis, or

     (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more, or

     (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation as a result of which any Interested Shareholder or any Affiliate of any Interested Shareholder would receive any assets of the Corporation other than cash, or

     (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary, or any similar transaction (whether or not with or into an Interested Shareholder), which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity security of the Corporation or any Subsidiary directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder shall require the affirmative vote or consent of the holders of at least a majority of the outstanding non-interested shares of Common Stock and voting Preferred Stock of the Corporation considered for the purposes of this Article as one class, except that (i) in the case of any such transaction which is required by Article III to be approved by the Preferred Stock or one or more series thereof considered as a separate class, such transaction shall also require the affirmative vote or consent of at least a majority of the outstanding non-interested shares of the Preferred Stock or such series thereof with the Preferred Stock or such series thereof considered as a separate class; and (ii) in the case of any such transaction which under applicable law is required to be approved by any class or series of the Corporation's stock or any combination thereof considered as a single class, such transaction shall also require the affirmative vote or consent of at least a majority of the outstanding non-interested shares of each such class or series or combination considered as a single class. Such affirmative vote or consent shall be required notwithstanding the fact that no vote may be required or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

     2. The term "business combination" as used in this Article shall mean any transaction which is referred to in any one or more clauses (a) through (e) of
Section 1 of this paragraph (A).

     3. The term "non-interested shares" as used in this Article with respect to any class of the Corporation's stock, any series of any class of the Corporation's stock or any combination of any such classes, series or classes and series, shall mean the shares of which the Interested Shareholder involved in the business combination is not the beneficial owner of such class, series, or combination of classes, series or classes and series.

     B. The provisions of paragraph (A) of this Article shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if either:

     1. the Corporation's Board of Directors includes at least one member who was a duly elected and acting member of the Board prior to the time the Interested Shareholder involved became an Interested Shareholder and such business combination has been approved by a majority of such members of the Board of Directors and by a majority of the entire Board of Directors, or

     2. the aggregate amount of the cash and the Fair Market Value of consideration other than cash to be received per share by holders of Common Stock in such business combination shall be at least equal to the highest of the following:

          (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by such Interested Shareholder to acquire beneficial ownership of any shares of Common Stock within the two-year period prior to the consummation of the business combination (the acquisition of any shares of Preferred Stock, for example, being deemed an acquisition of the number of shares of Common Stock into which such Preferred Stock is convertible at the time of the acquisition.

          (b) the per share book value of the Common Stock at the end of the fiscal month immediately preceding the consummation of such business combination; and

          (c) if the common stock of the Interested Shareholder is publicly traded, the price per share equal to the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination (or, if votes are not solicited on such business combination, immediately preceding the consummation of such business combination) multiplied by the ratio (if any) of the highest published sale price of the Interested Shareholder's common stock during its four fiscal quarters immediately preceding such date, to the earnings per share of common stock of the Interested Shareholder for such four fiscal quarters, or

     3. such business combination has been unanimously approved by the Board of Directors and the Board has, in the faithful exercise of its fiduciary duties to the holders of Common Stock, unanimously and expressly determined that the aggregate amount of the cash and the Fair Market Value of the consideration other than cash to be received per share by holders of Common Stock in such business combination, although less than the highest amount required by Section 2 of this paragraph B is nonetheless fair to all holders of Common Stock.

     All per share figures specified in Section 2 of this paragraph B shall be adjusted to reflect any subdivisions (by stock split, stock dividend or otherwise) of the stock referred to above and combinations (by reverse stock split or otherwise) of such stock into a lesser number of shares.

          C.  For the purposes of this Article;

          1. A "person" shall mean any individual, firm, corporation or other entity.

          2. "Interested Shareholder" shall mean, in respect of any business combination, any person (other than the Corporation) who or which, as the record date for the determination of shareholders entitled to notice of and to vote on such business combination, or immediately prior to the consummation of such business combination,

               (a) is the beneficial owner, directly or indirectly through one or more intermediaries, of ten percent (10%) or more of the outstanding shares of Common Stock, or

               (b) is an Affiliate of the Corporation and at any time within two
          (2) years prior thereto was the beneficial owner, directly or indirectly through one or more intermediaries, of not less than ten percent (10%) of the then outstanding Common Stock, or

               (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within two (2) years prior thereto beneficially owned by any Interested Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          3. A person shall be the "beneficial owner" of any of the Corporation's stock:

               (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly through one or more intermediaries, or

               (b) which such person or any of its Affiliates or Associates has
          (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

               (c) which is beneficially owned, directly or indirectly through one or more intermediaries, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the Corporation's stock;

     provided, however, that no person shall be deemed the "beneficial owner" of any shares of the Corporation's stock which such person would otherwise be deemed the "beneficial owner" of solely because of such person's serving as the trustee of any employee plan of the Corporation, including, without limitation, the Corporation's Salaried Employees' Investment Plan, as the same may be amended from time to time.

          4. The outstanding "Common Stock" shall include shares deemed owned through application of Section 3 above by and the person whose status as an Interested Shareholder is being determined, shall not include any Common Stock which may be issuable to any other person pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

          5. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 26, 1980.

          6. "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 26, 1980) is owned, directly or indirectly, by the Corporation.

          D. The Corporation's directors shall have the power and duty to determine for the purpose of this Article, on the basis of information known to them, (i) the number of shares of the Corporation's stock of any class or series beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in section 3 of paragraph C, and (iv) whether the assets subject to any business combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary have an aggregate Fair Market Value of $1,000,000 or more.

          E. Nothing contained in this Article shall be constituted to relieve any Interested Shareholder or any director of the Corporation from any fiduciary or other obligation imposed by law.

          F. The affirmative vote or consent of the holders of at least a majority of the outstanding shares of Common Stock and Preferred Stock of which no person who is an Interested Shareholder (or would be an Interested Shareholder if a business combination involving such person were then being voted on) is the beneficial owner, considered as a single class, shall be required to amend, alter or repeal this Article.

                                  ARTICLE VII

         A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) for any transaction from which the director derived any improper personal benefit. If the Michigan Business Corporation Act is amended after approval by the Shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan Business Corporation Act, as so amended.

         Any repeal or modification of the foregoing paragraph by the Shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



     These Second Restated Articles of Incorporation were duly adopted on the 22nd day of July, 1992, in accordance with the provisions of Section 642 of the Michigan Business Corporation Act, and were duly adopted by the Board of Directors without a vote of the shareholders. These Second Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Restated Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of the Second Restated Articles of Incorporation.

               CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                                        OF

                              (a Michigan corporation)



     Pursuant to the provision of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

1.   The present name of the Corporation is Federal-Mogul Corporation.

2.   The corporation identification number (CID) assigned by the Bureau is:
     142-176.

3. The location of its registered office is: 26555 Northwestern Highway, Southfield, Michigan 48034.

4. Article III of the Articles of Incorporation is hereby amended to remove the provisions establishing the Series A Preferred Stock, the Series B Junior Participating Preferred Stock, the $3.875 Series D Convertible Exchangeable Preferred Stock and the Series E Mandatory Exchangeable Preferred Stock.

5. Article III of the Articles of Incorporation is hereby further amended to add the provisions set forth on Annex A hereto establishing the Series F Junior Participating Preferred Stock.

6. The foregoing amendments to the Articles of Incorporation were duly adopted on the 24th day of February, 1999 by the Board of Directors pursuant to section 611(2) of the Michigan Business Corporation Act.

7.   The foregoing amendments shall be effective as of April 30, 1999.

     Signed this 15th day of April,1999.


                         By:  /s/ James Zamoyski
                         ------------------------------------------------
                              (Signature of President, Vice President,
                               Chairperson or Vice Chairperson)

                            James J. Zamoyski, Sr. Vice President, General
                                                   Counsel and Secretary
                         -------------------------------------------------
                           (Type or Print Name)      (Type or Print Title)



Name of person or organization      Preparer's name and business
remitting fees:                     telephone number

Dykema Gossett PLLC                 Mark A. Metz
                                    (313) 568-5434

                                                                     ANNEX A
                          CERTIFICATE OF DESIGNATIONS
                                      OF
                 SERIES F JUNIOR PARTICIPATING PREFERRED STOCK
                                      OF
                           FEDERAL-MOGUL CORPORATION



                    Pursuant to Section 21.200(302) of the
                       Michigan Business Corporation Act



          RESOLVED, that pursuant to the authority vested in the board of directors (the "Board of Directors") of Federal-Mogul Corporation, a Michigan corporation (the "Corporation"), by the Second Restated Articles of Incorporation, as amended (the "Charter"), the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, without par value, of the Corporation, to be designated "Series F Junior Participating Preferred Stock" (hereinafter referred to as the "Series F Preferred Stock"), initially consisting of 260,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series F Preferred Stock are not stated and expressed in the Charter, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Charter shall be deemed to have the meanings provided therein):

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series F Junior Participating Preferred Stock" and the number of shares constituting such series shall be 260,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of Series F Preferred Stock.

          Section 2.  Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series F Preferred Stock with respect to dividends, the holders of shares of Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend

Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. In the event the Corporation shall at any time after February 24, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior to and superior to the shares of Series F Preferred Stock with respect to dividends, a dividend of $.01 per share on the Series F Preferred Stock shall nevertheless by payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series F Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.

          The holders of shares of Series F Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock shall vote collectively as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series F Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series F Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series F Preferred Stock) with dividends in arrears in an amount equal to six
(6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

          (ii) During any default period, such voting right of the holders of Series F Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting rights. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series F Preferred Stock.

          (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
     (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request, or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) In any default period, the holders of Common Stock, and, if applicable, other classes of capital stock of the Corporation, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two
     (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors appointed by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any capital stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any capital stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of capital stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.

          Any shares of Series F Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          Section 6.  Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of capital stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series F Liquidation Preference"). Following the payment of the full amount of the Series F Liquidation Preference, no additional distributions shall be made to the holders of shares of Series F Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series F Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series F Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series F Preferred Stock and Common Stock, respectively, and the payment of liquidation preferences of all other shares of capital stock which rank prior to or on a parity with Series F Preferred Stock, holders of Series F Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series F Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series F Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.

          In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, for which or into which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.

          The shares of Series F Preferred Stock shall not be redeemable.

          Section 9.  Ranking.

          The Series F Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, whether or not upon the dissolution, liquidation or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

          Section 10.  Amendment.

          The Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting separately as a class.

          Section 11.  Fractional Shares.

          Series F Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series F Preferred Stock.